UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2011
Medtronic, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota (State or other jurisdiction of incorporation)	1-7707 (Commission File Number)	41-0793183 (IRS Employer Identification No.)

710 Medtronic Parkway Minneapolis, Minnesota (Address of principal executive offices)	55432 (Zip Code)
(Registrant’s telephone number, including area code): (763) 514-4000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
The Conversion Rate (as defined in each of the Indentures by and between Medtronic, Inc. (“Medtronic”) and Wells Fargo Bank, N.A., as trustee, dated as of April 18, 2006) for Medtronic’s 1.50% Convertible Senior Notes due 2011 (the “2011 Notes”) was adjusted to 18.5175 shares of Common Stock per $1,000 principal amount of 2011 Notes, effective April 9, 2011. The Conversion Rate for Medtronic’s 1.625% Convertible Senior Notes due 2013 (the “2013 Notes” and together with the 2011 Notes, the “Notes”) will be adjusted to 18.5175 shares of Common Stock per $1,000 principal amount of 2013 Notes, effective April 18, 2011. The adjusted Conversion Rate reflects the cumulative impact of Medtronic’s payment of regular cash dividends since the issuance date of the Notes, and is being made on a carryforward basis under Section 10.14 of the applicable Indentures.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.
By /s/ Gary L. Ellis
Date: April 12, 2011	Gary L. Ellis
Senior Vice President and Chief Financial Officer